GUIDESTONE FUNDS
                          MEDIUM-DURATION BOND FUND (the "Fund")

CUSIP: 668131AA3
Quarterly Report from Adviser for the Quarter Ending 3/31/2010
PROCEDURES PURSUANT TO RULE 10f-3*

(1)  Name of Underwriters            Bank of America
                                     Merrill Lynch,
                                     Goldman Sachs & Co,
                                     JP Morgan Securities

(2)  Name of Issuer                  NORTHWESTERN MUTUAL LIFE

(3)  Title of Security               NWMLIC 6.063 40

(4)  Date of Prospectus or
     First Offering                  3/23/2010

(5)  Amount of Total Offering        1,750,000,000

(6)  Unit Price                      100.000

(7)  Underwriting Spread or
     Commission                      0.875%

(8)  Rating                          Aa2/AA/AA

(9)  Maturity Date                   3/30/2040

(10) Current Yield                   6.063%

(11) Yield to Maturity               6.063%

(12) Subordination Features          Notes

*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which is Goldman, Sachs
& Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman Sachs Trust.

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                                   GUIDESTONE FUNDS
                          MEDIUM-DURATION BOND FUND (the "Fund")

CUSIP: 668131AA3
Quarterly Report from Adviser for the Quarter Ending 3/31/2
PROCEDURES PURSUANT TO RULE 10f-3 - Continued

(13) Nature of Political Entity, if any,
     including in the case of revenue bonds,
     underlying entity supplying the revenue      N/A


(14) Total Par Value of Bonds Purchased          1,325,000

(15) Dollar Amount of Purchases ($)              1,325,000

(16) Number of Shares Purchased                  1,325,000

(17) Years of Continuous                         The company has
     Operation (excluding municipal              been in continuous
     securities; see (25)(d) below)              operation for
                                                 greater than
                                                 three years.

(18) % of Offering Purchased by Fund             0.076%

(19) % of Offering Purchased
     by all other GSAM managed Portfolios
     and Accounts                                7.067%

(20) Sum of (18) and (19)**                      7.14%

(21) % of Fund's Total Assets applied to
     Purchase                                    0.53%

(22) Name(s) of Underwriter(s) or
     Dealer(s) from whom Purchased               JPMorgan

(23) Is the Adviser, any Sub-Adviser or any
     person of which the Adviser or Sub-
     Adviser is an "affiliated person", a
     Manager or Co-Manager of the Offering?      Yes

(24) Were Purchases Designated as Group
     Sales or otherwise allocated to the
     Adviser, any Sub-Adviser or any person
     of which the Adviser or Sub-Adviser is
     an "affiliated person"?                     No

(25) Have the following conditions been
     satisfied:
     (a)  The securities were part of an
          issue registered under the
          Securities Act of 1933, as amended,
          which is being offered to the
          public, or were U.S. government
          securities, as defined in Section
          2(a)(29) of the Securities
          Exchange Act of 1934, or were
          securities sold in an Eligible
          Foreign Offering or were securities
          sold in an Eligible Rule 144A
          Offering?                              Yes






                                 GUIDESTONE FUNDS
                     MEDIUM-DURATION BOND FUND (the "Fund")

CUSIP: 668131AA3
Quarterly Report from Adviser for the Quarter Ending 3/31/2
PROCEDURES PURSUANT TO RULE 10f-3 - Continued

     (b)  The securities were purchased
          prior to the end of the first day
          on which any sales to the public were
          made, at a price that was not more
          than the price paid by each other
          purchaser of securities in that
          offering or in any concurrent
          offering of the securities
          (except, in the case of an
          Eligible Foreign Offering, for any
          rights to purchase required by law to
          be granted to existing security
          holders of the issue) or, if a
          rights offering, the securities
          were purchased on or before the
          fourth day preceding the day
          on which the rights offering
          terminated.                                Yes

     (c)  The underwriting was a firm
          commitment underwriting?                   Yes

     (d)  With respect to any issue of
          municipal securities to be
          purchased, did the securities receive
          an investment grade rating from
          at least one unaffiliated
          nationally recognized statistical rating
          organizations, or if the issuer of
          the municipal securities to purchased, or
          the entity supplying the revenues from which
          the issue is to be paid , shall have been in
          continuous operation for less than three years
          (including the operation of any predecessors),
          did the securities receive one of the three
          highest ratings from one such rating
          organization?                                N/A


/s/ Steve Goldman
Portfolio Manager